EXHIBIT 99.1

AVX Corporation Announces Preliminary Third Quarter Results

GREENVILLE, S.C. – January 24, 2013 -- AVX Corporation (NYSE: AVX) today reported preliminary unaudited results for the third quarter ended December  31, 2012.

Chief Executive Officer and President, John Gilbertson, stated, “The quarter reflected overall macro economic conditions as we saw weakness from the second quarter in terms of revenue. The bookings were more upbeat late in the quarter, indicating potential improvements in the subsequent quarter. This optimism was bolstered by the largest order backlog build we have seen this year. Another positive impacting the subsequent quarters is the previously announced acquisition of the Tantalum Components Division of Nichicon Corporation, which is on track and expected to close in February.”

Net sales were $339.9 million for the quarter and net income was $19.9 million, or $0.12 per diluted share.

Chief Financial Officer, Kurt Cummings, stated, “Our focus on operating efficiencies has resulted in maintaining operating margins while managing the business through this difficult economic environment.  The Company’s financial position remains exceptionally strong with cash, cash equivalents and short and long-term investments in securities of  $1.1 billion and no debt at December 31, 2012.  During the quarter, we paid $12.7 million of dividends to stockholders and spent $1.8 million to repurchase shares of AVX stock on the open market which are held as treasury stock.”

For the nine months ended December 31, 2012, the Company reported net sales of $1,053.9 and a  net loss of $88.9 million, or $0.53 per diluted share. Net income, excluding an environmental charge, was $77.5 million, or $0.45 per share, for the nine months ended December  31, 2012. As announced on October 10, 2012, we reached a $366.25 million financial settlement with respect to the EPA’s ongoing clean-up of  New Bedford Harbor in Massachusetts, subject to court approval. The Company recorded a pre-tax charge of $266.25 million, or $0.98 per share on an after-tax basis, related to this matter in the quarter ended June 30, 2012.

AVX, headquartered in Greenville, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avx.com.

AVX CORPORATION

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2011	2012	2011	2012
Net sales	$340,865	$339,875	$1,182,054	$1,053,852
Cost of sales	262,533	277,458	868,245	853,552
Gross profit	78,332	62,417	313,809	200,300
Selling, general & admin. expense	28,117	29,185	88,531	88,548
Environmental charge	-	-	-	266,250
Profit (loss) from operations	50,215	33,232	225,278	(154,498)
Other income, net	1,021	1,395	2,652	4,809
Income (loss) before income taxes	51,236	34,627	227,930	(149,689)
Provision for (benefit from) taxes	14,365	14,763	61,541	(60,807)
Net income (loss)	$36,871	$19,864	$166,389	$(88,882)

Basic income (loss) per share	$0.22	$0.12	$0.98	$(0.53)
Diluted income (loss) per share	$0.22	$0.12	$0.98	$(0.53)

Weighted average common
shares outstanding:
Basic	169,795	168,978	169,967	169,241
Diluted	169,964	168,994	170,216	169,241

AVX CORPORATION

GAAP to Non-GAAP Reconciliation

(unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2012	2011	2012
Including special charge (GAAP)
Net sales	$340,865	$339,875	$1,182,054	$1,053,852
Net income (loss)	$36,871	$19,864	$166,389	$(88,882)
Basic income (loss) per share	$0.22	$0.12	$0.98	$(0.53)
Diluted income (loss) per share	$0.22	$0.12	$0.98	$(0.53)

Excluding special charge (Non-GAAP)
Special charge (after-tax)
Environmental charge	$-	$-	$-	$166,406
Net income	$36,871	$19,864	$166,389	$77,524
Basic income per share	$0.22	$0.12	$0.98	$0.45
Diluted income per share	$0.22	$0.12	$0.98	$0.45

In order to better understand the Company’s short-term and long-term financial trends, investors may find it helpful to consider results excluding the environmental charge. The resulting non-GAAP financial measure provides additional information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and may be of assistance for period-over-period comparisons of such operations. Management considers the exclusion of such charges as part of its evaluation of the operating performance of the Company. Investors should consider the non-GAAP measure as a supplement to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, the non-GAAP financial measure may not be similar to non-GAAP information presented by other companies.  Detail of the Company’s non-GAAP measure is provided in the table above.

AVX CORPORATION

Consolidated Condensed Balance Sheets

(unaudited)

(in thousands)

	March 31,	December 31,
	2012	2012
Assets
Cash and cash equivalents	$395,284	$577,118
Short-term investments in securities	418,133	455,838
Accounts receivable, net	208,053	179,835
Inventories	566,117	557,215
Other current assets	139,558	136,789
Total current assets	1,727,145	1,906,795
Long-term investments in securities	238,112	87,931
Property, plant and equipment, net	236,488	237,534
Goodwill and other intangibles	240,928	237,647
Other assets	25,339	109,716

TOTAL ASSETS	$2,468,012	$2,579,623

Liabilities and Stockholders' Equity
Accounts payable	$103,797	$96,112
Income taxes payable and accrued expenses	193,276	219,749
Total current liabilities	297,073	315,861
Other liabilities	50,186	277,183

TOTAL LIABILITIES	347,259	593,044

TOTAL STOCKHOLDERS' EQUITY	2,120,753	1,986,579

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,468,012	$2,579,623

This Press Release contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Press Release are forward-looking.  The forward-looking information may include, among other information, statements concerning our outlook for fiscal year 2013, overall volume and pricing trends, cost reduction and acquisition strategies and their anticipated results, expectations for research and development, and capital expenditures.  There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts.  Forward-looking statements reflect management's expectations and are inherently uncertain.  The forward-looking information and statements in this Press Release are subject to risks and uncertainties, including those discussed in our Annual Report on Form 10-K for fiscal year ended March 31, 2012, that could cause actual results to differ materially from those expressed in or implied by the information or statements herein.  Forward-looking statements should be read in context with, and with the understanding of, the various other disclosures concerning the Company and its business made elsewhere in this Press Release as well as other public reports filed by the Company with the SEC.  You should not place undue reliance on any forward-looking statements as a prediction of actual results or developments.

Any forward-looking statements by the Company are intended to speak as of the date thereof. We do not intend to update or revise any forward-looking statement contained in this Press Release to reflect new events or circumstances unless and to the extent required by applicable law.  All forward-looking statements contained in this Press Release constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and, to the extent it may be applicable by way of incorporation of statements contained in this Press Release by reference or otherwise, Section 27A of the United States Securities Act of 1933, each of which establishes a safe-harbor from private actions for forward-looking statements as defined in those statutes.

Contact:

AVX Corporation, Greenville

Kurt Cummings

864-967-9303